UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 26, 2010 (February 24, 2010)
Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

280 East Grand Avenue, South San
Francisco, California	94080

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:            (650) 624-3000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On February 24, 2010, the Compensation & Talent Committee of the Board of Directors (the “Committee”) of Cytokinetics, Incorporated (the “Company”) voted to approve the bonuses, stock option grants and salary increases for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the performance of the Company and such officers for the fiscal year ended December 31, 2009. The bonus payments were based on individual executive’s performance relative to specified goals, as well as the Company’s performance relative to specified corporate goals, and other factors. In addition, the Committee exercised its discretion in determining each individual’s overall achievement level. The salary increases for our named executive officers, which are effective as of March 1, 2010, were based on a review of each officer’s respective 2009 performance relative to both the Company’s and the individual’s goals, the role each executive is expected to play in 2010, competitive salary data provided by third-party executive compensation consultants, and other factors.
The 2009 bonuses and 2010 salaries approved by the Committee were as follows:
2009 Bonus and 2010 Salary Information for Named Executive Officers

		2009	2010 Base
Name	Title	Bonus	Salary
Robert I. Blum	President and Chief Executive Officer	$225,000	$525,000

David J. Morgans	Executive Vice President, Preclinical Research and Development	$127,050	$379,500

Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer	$133,920	$383,000

Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	$97,125	$378,250
At the February 24, 2010 meeting, the Committee established the prospective 2010 target bonus award percentages for the named executive officers. Under the Company’s Executive Bonus Plan, the target bonus for the President and Chief Executive Officer is 50% of his base salary, the target bonus for individuals at the Executive Vice President level is 40% of the individual’s base salary, and the target bonus for individuals at the Senior Vice President level is 30% of the individual’s base salary.
On February 24, 2010, the Committee also granted to the named executive officers stock options to purchase the Company’s common stock. All such stock options were granted under the Company’s 2004 Equity Incentive Plan. Options granted to the named executive officers had an exercise price of $3.08 per share, the closing price of the Company’s common stock on February 24, 2010, the date of grant. The options vest in equal monthly installments over a 48-month period, subject to continuous active service to the Company during such period. The stock option grants approved by the Committee were as follows:

		Stock Option
Name	Title	Grants
Robert I. Blum	President and Chief Executive Officer	270,000

David J. Morgans	Executive Vice President, Preclinical Research and Development	135,000

Sharon A. Barbari	Executive Vice President, Finance and Chief Financial Officer	135,000

Andrew A. Wolff	Senior Vice President, Clinical Research and Development and Chief Medical Officer	135,000
Additional information regarding compensation of the named executive officers, including the factors considered by the Compensation Committee in determining compensation, will be included in the Company’s 2010 proxy statement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INC.
Dated: February 26, 2010	By:	/s/ Sharon A. Barbari
		Name:	Sharon A Barbari
		Title:	Executive Vice President, Finance and Chief Financial Officer